UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 1, 2011
FAIR ISAAC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11689	94-1499887

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Marquette Avenue, Suite 3200
Minneapolis, Minnesota	55402-3232

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code      612-758-5200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     Fair Isaac Corporation (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) on February 1, 2011. At the Annual Meeting, of the 39,904,491 shares entitled to vote, 37,878,042 shares were present in person or by proxy. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Item No. 1:	All of the board’s nominees for director were elected by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
A. George Battle	32,266,063	1,089,880	440,822	4,081,277
Nicholas F. Graziano	33,252,341	220,976	323,448	4,081,277
Mark N. Greene	33,309,439	205,190	282,136	4,081,277
Alex W. Hart	33,130,139	193,132	473,494	4,081,277
James D. Kirsner	33,109,834	209,739	477,192	4,081,277
William J. Lansing	33,324,558	188,730	283,477	4,081,277
Rahul L. Merchant	33,321,678	221,892	253,195	4,081,277
Margaret L. Taylar	33,256,991	243,562	296,212	4,081,277
Duane E. White	33,271,039	195,654	330,072	4,081,277

Item No. 2:	The stockholders approved, on an advisory (non-binding) basis, the resolution relating to the Company executive officer compensation by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
33,424,873	325,884	46,008	4,081,277

Item No. 3:	The stockholders approved, on an advisory (non-binding) basis, the holding of an advisory (non-binding) vote on executive compensation on an annual basis, by the votes set forth in the table below:

1 Year	2 Year	3 Year	Abstain	Broker Non-Vote
22,558,036	8,574,254	2,598,292	66,183	4,081,277
     In light of the stockholders’ advisory vote in favor of “1 Year” with respect to this Item No. 3, the Company has determined to include a stockholder vote on the compensation of its executives in its proxy materials on an annual basis, until the next stockholder advisory vote on the frequency of stockholder votes on the compensation of executives.

Item No. 4:	The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2011 was ratified by the stockholders, by the votes set forth in the table below:

For	Against	Abstain
37,364,063	492,953	21,026

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION
By	/s/ MARK R. SCADINA
Mark R. Scadina
Executive Vice President, General Counsel, and Secretary

Date:   February 3, 2011